Energous Corporation Provides First Quarter 2014 Update

Management to Host Conference Call on May 14, 2014 at 11:00 am ET

Pleasanton, Calif. – May 14, 2014 – Energous Corporation (“Energous” or “the Company”) (Nasdaq: WATT), developer of WattUp™, a disruptive wire-free charging technology, announced its financial results for the three months ended March 31, 2014 and provided a business update.

Year-To Date Highlights:

•	Raised $24.8 million in net proceeds through an initial public offering of 4.6 million common shares which commenced trading on March 28th and closed on April 2nd
•	Converted all notes outstanding to common stock following the completion of the IPO, extinguishing all debt
•	Signed 4 Memorandum of Understandings (MOUs) year-to-date for WattUp Technology
•	Closed $1 million strategic investment from Hanbit Electronics Co. Ltd. and entered into Joint Development Agreement (JDA) to facilitate the development of wire-free energy routers for consumer and automotive applications
•	50 pending U.S. patents and provisional patent applications, an increase of 13 from the IPO date
•	Added to Wilshire 5000 Total Market Index on April 18, 2014
•	Added four independent board members with relevant industry experience

“Energous is aggressively moving forward with its vision of commercializing the WattUp wire-free charging technology that can be deployed across multiple products and end markets,” stated Stephen R. Rizzone, President and CEO of Energous Corporation. “Responses from potential strategic partners in our initial target markets of mobile phones, accessories, and wearables have been extremely positive. We have signed four MOUs with strategic partners who have each agreed to further, in-depth technical evaluation, with the goal of executing a Joint Development Agreement that would incorporate our WattUp technology in consumer-facing products. We anticipate that the pace of customer engagements will continue as we expose our technology to OEMs, ODMs and semiconductor companies, within our target markets, who all recognize the need and the opportunity for a true wire-free charging solution that offers power at a distance with complete mobility and software control. Following the Wi-Fi roll-out blueprint, we have developed a methodical plan to accomplish our goals over the next eighteen months. Utilizing the proceeds from the IPO, we are accelerating the build out of the Company; increasing our investments in engineering, marketing and intellectual property. The Energous team intends to build a predictable, valuable, and game changing business that disrupts the current thinking on wire-free power.”

Financial Results

•	All of the Company's convertible notes were converted to approximately 1.9 million common shares immediately following the completion of our initial public offering.
•	The Company currently has approximately 9.4 million shares outstanding and approximately 2.7 million warrants and options outstanding.

•	For the first quarter of 2014, the Company incurred $2.0 million in operating expenses (including stock-based expense), which consisted of $0.9 million in R&D, $0.7 million in SG&A, and $0.4 million in marketing expenses.
•	The Company reported a net loss (GAAP) of $31 million for the first quarter of 2014 which included a $28 million charge for the change in market value of derivative liabilities, a $0.5 million charge for stock-based compensation expense and $1.0 million in interest expense.
•	The Company reported an adjusted EBITDA (non-GAAP) loss of $1.5 million for the first quarter of 2014.
•	By converting all the outstanding notes to common shares, any future non-cash expenses related to the notes will have been eliminated.

Business Update:

In January, Energous met with approximately 30 companies at the Consumer Electronics Show (CES) in Las Vegas. This included consumer product OEMs and ODMs in addition to electronic component manufactures. This was our first broad scale opportunity to share our technology platform and go to market strategy. To date, Energous has communicated with over 50 companies which represent prospective future licensees.

Feedback was overwhelmingly positive and this led to the signing of four MOUs. An MOU is the first important step to any business relationship. An MOU will typically cover a period of several months and will allow both sides to explore product integration opportunities, perform deep technical analysis of the WattUp technology, and develop the go-to-market strategy and allocation of resources. This will enable both parties to collectively make an informed decision. If successful, the MOU acts as a framework for a binding JDA, which clearly defines both parties obligations during the development of a product. Energous signed a JDA with Hanbit for the development of WattUp enabled solutions, with a target of demonstrating their first solution at CES in January, 2015.

A successful JDA will provide the roadmap to a successful licensing agreement. Management views this as the only viable strategy to penetrate the marketplace quickly and broadly and provides the best avenue for WattUp to become ubiquitous over time.

Energous expects WattUp to be commercially available to licensees during the fourth quarter of 2014. The Company estimates that licensees will take 18 to 24 months to deliver consumer products to market. Initial products are anticipated to incorporate WattUp into covers for mobile phones and tablets, while other consumer products will likely incorporate WattUp into the product design.

2014 Milestones Roadmap

•	Early adopters engaged with additional JDA agreements signed
•	New ASIC for the transmitter and receiver completed
•	Reference Designs released to Early Adopters
•	Progress on the Regulatory Approvals
•	Continued expansion of the IP Patent Portfolio

Conference Call

Energous will host a conference call at 11:00 am ET on May 14, 2014 to discuss its first quarter 2014 results. Please use the following information:

Date:	Wednesday, May 14, 2014
Time:	11:00 am Eastern Time
Conference Line (U.S.):	1-877-941-8416
International Dial-In:	1-480-629-9808
Conference ID:	4681726
Webcast:	http://public.viavid.com/confirmation/confirmwebcast.php?id=o5arn5ec

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available until 11:59 pm ET on May 28, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 4681726.

About Energous Corporation

Energous Corporation is developing WattUp™, a wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent- and trademark-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it delivers meaningful, useable power, at a distance, while allowing users to roam while charging. The result is a true wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. Energous will initially license WattUp to the wearable and mobile-accessory markets and will expand to other markets such as Wi-Fi routers and smartphones over time. For more information, please visit www.energous.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are "forward looking statements". While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed registration statement on Form S-1. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation and the change in fair value of derivative liabilities. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

MZ North America

Matt Hayden, Chairman

Direct:	+1-949-259-4986
Email:	matt.hayden@mzgroup.us
Web:	www.mzgroup.us

--Financial Tables Follow—

Energous Corporation
(f/k/a DvineWave Inc.)
(A Development Stage Company)
CONDENSED BALANCE SHEETS

	As of
	March 31, 2014	December 31, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$730,279	$1,953,780
Prepaid expenses and other current assets	319,779	127,197
Total current assets	1,050,058	2,080,977

Property and equipment, net	193,138	189,612
Deferred offering costs	336,977	88,319
Other assets	6,959	6,959
Total assets	$1,587,132	$2,365,867

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$752,300	$361,038
Accrued expenses	379,487	243,623
Convertible promissory notes, net	1,750,037	829,298
Derivative liabilities	34,268,000	6,277,000
Total current liabilities	37,149,824	7,710,959

Deposit to purchase common stock	300,000	-
Total liabilities	37,449,824	7,710,959

Commitments and contingencies

Stockholders’ deficit
Preferred Stock, $0.00001 par value, 10,000,000 and 0 shares authorized at March 31, 2014
and December 31, 2013, respectively; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 and 40,000,000 shares authorized at
March 31, 2014 and December 31, 2013, respectively; 2,708,217 shares issued and
outstanding at March 31, 2014 and December 31, 2013.	27	27
Additional paid-in capital	689,372	197,249
Deficit accumulated during the development stage	(36,552,091)	(5,542,368)
Total stockholders’ deficit	(35,862,692)	(5,345,092)
Total liabilities and stockholders’ deficit	$1,587,132	$2,365,867

Energous Corporation
(f/k/a DvineWave Inc.)
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Period October 30, 2012 (inception) through March 31, 2014

Operating expenses:
Derivative instrument issuance	$-	$-	$887,062
Research and development	929,213	41,209	3,056,206
General and administrative	669,289	13,131	1,878,369
Marketing	422,031	-	655,653
Loss from operations	(2,020,533)	(54,340)	(6,477,290)

Other (expense) income:
Change in fair value of derivative liabilities	(27,991,000)	-	(28,168,000)
Interest (expense) income, net	(998,190)	16	(1,906,801)
Other (expense) income, net	(28,989,190)	16	(30,074,801)

Net loss	$(31,009,723)	$(54,324)	$(36,552,091)

Basic and diluted net loss per common share	$(11.45)	$(0.02)

Weighted average shares outstanding, basic and diluted	2,708,217	2,188,880

Energous Corporation
(f/k/a DvineWave Inc.)
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Period October 30, 2012 (inception) through March 31, 2014
Cash flows from operating activities:
Net loss	$(31,009,723)	$(54,324)	$(36,552,091)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	24,213	-	28,930
Stock based compensation	492,123	-	508,271
Amortization of debt discount	920,739	-	1,626,028
Warrant expense	-	-	724,000
Change in fair market value of derivative liabilities	27,991,000	-	28,168,000
Write off of abandoned trademark	-	-	4,725
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(192,582)	(28,167)	(319,779)
Other assets	-	-	(6,959)
Accounts payable	391,262	(1,525)	752,300
Accrued expenses	135,864	30,950	379,487
Other current liabilities	-	25,000	-
Net cash used in operating activities	(1,247,104)	(28,066)	(4,687,088)

Cash flows from investing activities:
Purchase of property and equipment	(27,739)	-	(222,068)
Costs of trademark	-	-	(4,725)
Net cash used in investing activities	(27,739)	-	(226,793)

Cash flows from financing activities:
Proceeds from the sale of common stock	-	160,417	210,681
Payment of deferred offering costs	(248,658)	(12,120)	(336,977)
Repurchase of restricted common stock	-	-	(29,553)
Proceeds from the sale of senior secured convertible notes	-	-	5,500,009
Deposit to purchase common stock	300,000	-	300,000
Net cash provided by financing activities	51,342	148,297	5,644,160

Net (decrease) increase in cash and cash equivalents	(1,223,501)	120,231	730,279
Cash and cash equivalents - beginning	1,953,780	994	-
Cash and cash equivalents - ending	$730,279	$121,225	$730,279

Energous Corporation
(f/k/a DvineWave Inc.)
(A Development Stage Company)
Reconciliation of Non-GAAP Information
(unaudited)

	For the Three Months Ended March 31,
	2014	2013

Adjusted EBITDA

Net loss (GAAP)	$(31,009,723)	$(54,324)
Add back (deduct) items:
Interest expense (income), net	998,190	(16)
Depreciation and amortization	24,213	-
Stock-based compensation	492,123	-
Change in fair value of derivative liabilities	27,991,000	-
Adjusted EBITDA	$(1,504,197)	$(54,340)